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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-140943, 333-107411, 33-98912, 333-92963, 333-170073 and 333-172628 on Form S-3 and Registration Statement Nos. 333-123308, 33-96226 and 333-67849 on Form S-8 of KEMET Corporation of our report dated June 29, 2009, relating to the consolidated financial statements of Arcotronics Italia S.p.A. (which has since changed its legal name to Kemet Electronics S.p.A.) and subsidiaries (the "Company") for the year ended March 31, 2009 (which report expressed an unqualified opinion and included an explanatory paragraph relating to the existence of substantial doubt about the Company's ability to continue as a going concern) appearing in this Annual Report on Form 10-K of KEMET Corporation for the year ended March 31, 2011.

DELOITTE & TOUCHE S.p.A.

/s/ DELOITTE & TOUCHE S.p.A.

Bologna, Italy

May 20, 2011

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM